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                                XTRA Corporation                    Exhibit 11.1
                         Earnings Per Share Calculations
                              For the Four Quarters
                               Ended September 30,
                                  1995 and 1994
                                    (Millions
                              of dollars except per
                                 share amounts)
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
                                                                           Quarter Ended:

1995
                                                    12/31/94   3/31/95    6/30/95    9/30/95    YTD 1995
                                                    --------   -------    -------    -------    --------
Net Income                                          $  19.1    $  13.6    $  11.8    $  12.8    $  57.3
                                                    =======    =======    =======    =======    =======
Primary EPS:

Primary Shares Outstanding (in thousands):           17,034     17,041     16,860     16,766     16,925

Primary Earnings Per Share:                         $  1.12    $  0.80    $  0.70    $  0.76    $  3.39
                                                    =======    =======    =======    =======    =======

Fully Diluted EPS:

Fully Diluted Shares Outstanding (in thousands):     17,034     17,041     16,860     16,766     16,925

Fully Diluted Earnings Per Share:                   $  1.12    $  0.80    $  0.70    $  0.76    $  3.39
                                                    =======    =======    =======    =======    =======
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                                                                              Quarter Ended:
1994

                                                    12/31/93   3/31/94    6/30/94    9/30/94    YTD 1994
                                                    --------   -------    -------    -------    --------
Net Income                                          $  15.7    $  12.3    $  14.6    $  15.0    $  57.6
                                                    =======    =======    =======    =======    =======

Primary EPS

Primary Shares Outstanding (in thousands):           17,009     17,015     17,023     17,037     17,021

Primary Earnings Per Share:                         $  0.93    $  0.72    $  0.86    $  0.88    $  3.38
                                                    =======    =======    =======    =======    =======

Fully Diluted EPS

Fully Diluted Shares Outstanding (in thousands):     17,013     17,015     17,024     17,041     17,027

Fully Diluted Earnings Per Share:                   $  0.93    $  0.72    $  0.86    $  0.88    $  3.38
                                                    =======    =======    =======    =======    =======
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